EXHIBIT 10.2
EXECUTION COPY
SECURITY AGREEMENT
SECURITY AGREEMENT (this “Agreement”), dated as of November 20, 2012, among (a) KAMAN CORPORATION, a Connecticut corporation (the “Company”), (b) KAMAN AEROSPACE GROUP, INC., a Connecticut corporation, KAMATICS CORPORATION, a Connecticut corporation, KAMAN PRECISION PRODUCTS, INC., a Florida corporation, KAMAN AEROSPACE CORPORATION, a Delaware corporation, KAMAN COMPOSITES - WICHITA, INC. (formerly known as Kaman Aerostructures Group - Wichita, Inc.), a Delaware corporation, KAMAN INDUSTRIAL TECHNOLOGIES CORPORATION, a Connecticut corporation, KAMAN X CORPORATION, a Connecticut corporation, K-MAX CORPORATION, a Connecticut corporation, KAMAN GLOBAL AEROSYSTEMS, INC., a Washington corporation, KAMAN COMPOSITES - VERMONT, INC. a Vermont corporation, CATCHING FLUIDPOWER, INC., an Illinois corporation, KIT ZELLER, INC., a Delaware corporation and MINARIK CORPORATION, a California corporation (each a “Guarantor”, and collectively, the “Guarantors”), (c) each other Guarantor party as shall from time to time become a party hereto (each such other Guarantor party, the Company and Guarantors party hereto being hereinafter referred to, individually, as a “Grantor” and, collectively, as the “Grantors”) and (d) JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as administrative agent and representative (hereinafter, in such capacity, the “Administrative Agent”) for the Secured Parties under, and as defined in, the Credit Agreement defined below.
WHEREAS, the Company, certain Subsidiaries of the Company from time to time parties thereto as Subsidiary Borrowers (the “Subsidiary Borrowers” and, together with the Company, the “Borrowers”), the institutions from time to time parties thereto as lenders (the “Lenders”), and Administrative Agent, have entered into a certain Credit Agreement dated as of November 20, 2012 (as the same may be amended, modified, supplemented and/or restated, and as in effect from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit and other financial accommodations to be made by the Lenders to the Borrowers;
WHEREAS, the Company has guaranteed the Secured Obligations (as defined in the Credit Agreement) pursuant to Article X of the Credit Agreement and each Guarantor has entered into a Domestic Subsidiary Guarantee (the “Subsidiary Guaranty”) pursuant to which it has guaranteed the Secured Obligations;
WHEREAS, each Grantor wishes to grant a security interest by such Grantor in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Secured Obligations; and
WHEREAS, it is a condition precedent to the Lenders making any loans or otherwise extending credit to the Borrowers under the Credit Agreement that the Grantors execute and deliver to the Administrative Agent, for the benefit of the Secured Parties, a security agreement in substantially the form hereof; and
NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Definitions. All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Credit Agreement. All terms defined in the UCC and used herein shall have the same definitions herein as specified therein. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

2.Security Interest.

2.1.    Grant of Security Interest. Each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, to secure the payment and performance in full of all of the Secured Obligations, a security interest in and pledges and assigns to the Administrative Agent, for the benefit of the Secured Parties, the following properties, assets and rights of such Grantor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”): all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents (including, if applicable, electronic documents), accounts, chattel paper (whether tangible or electronic), letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property (subject to Sections 2.2 and 5.1), money, cash or cash equivalents, deposit accounts, supporting obligations, any other contract rights or rights to the payment of money, insurance claims, all general intangibles (including all payment intangibles, software and intellectual property), and any books, records or information relating to the foregoing, together with all other personal and fixture property of every kind and nature and any proceeds of the foregoing. The Administrative Agent acknowledges that the attachment of its security interest in any commercial tort claim of any Grantor as original collateral is subject to such Grantor's compliance with Section 4.8.

2.2    Non-Transferable Collateral. (a) The grant of the security interest contained in Section 2.1 shall not extend to, and the term “Collateral” shall not include (a) any personal property of any Grantor constituting “Equipment for Sale” (the “Excluded Inventory”) as defined in that certain Settlement Deed dated March 19, 2008, by and among The Commonwealth of Australia as represented by the Department of Defense, Kaman Aerospace International Corporation, Kaman Aerospace Corporation, and Kaman Corporation (as amended prior to the date hereof, the “Settlement Agreement”), to the extent that the Settlement Agreement prohibits the granting of a security interest in any Excluded Inventory, (b) any directly held investment property, or any general intangibles, now or hereafter held or owned by the Grantors, to the extent, in each case, that (i) a security interest may not be granted by the Grantors in such directly held investment property or general intangibles as a matter of law, or under the terms of the governing document applicable thereto, without the consent of one or more applicable parties thereto and (ii) such consent has not been obtained, or (c) more than 66% of the Equity Interests of any First Tier Foreign Subsidiary, and, to the extent not yet paid to such Grantor, the corresponding proportion of dividends, distributions, interest and other payments with respect thereto.

(b)    The grant of the security interest contained in Section 2.1 shall extend to, and the term “Collateral” shall include, (i) any and all proceeds of (x) the Excluded Inventory, which any Grantor is entitled to retain under the terms of the Settlement Agreement, and (y) such directly held investment property or general intangibles to the extent that such proceeds are not themselves directly held investment property or general intangibles subject to Section 2.2(a) and (ii) upon any such applicable party or parties' consent with respect to any otherwise excluded Excluded Inventory, directly held investment property or general intangibles being obtained, thereafter such Excluded Inventory, directly held investment property or general intangibles.

(c)    The provisions of Section 2.2(a) shall not apply to (i) directly held investment property or general intangibles to the extent that the restriction on the Grantor granting a security interest therein is not effective under applicable law or (ii) payment intangibles.

3.Authorization to File Financing Statements. Each Grantor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any filing office in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (x) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and, (y) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Grantor agrees to furnish any such information to the Administrative Agent promptly upon the Administrative Agent's request. Each Grantor also ratifies its authorization for the Administrative Agent to have filed in any UCC jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof, with all reasonable costs and expenses to be at the Grantors' expense.

4.Other Actions. Further to insure the attachment, perfection and first priority of, and the ability of the Administrative Agent to enforce, the Administrative Agent's security interest in the Collateral, each Grantor agrees, in each case at such Grantor's expense, to take the following actions with respect to the following Collateral and without limitation on such Grantor's other obligations contained in this Agreement:

4.1.    Promissory Notes and Tangible Chattel Paper. If any Grantor shall, now or at any time hereafter, hold or acquire any promissory notes or tangible chattel paper (a) individually having a face value in excess of $5,000,000 (each, a “Material Note”) or (b) collectively, including the sum of (i) the promissory notes and tangible chattel paper of all Grantors (collectively, the “Excess Notes”) together with (ii) the electronic chattel paper, electronic documents and other “transferrable records,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, of all Grantors (collectively, the “Excess Electronic Chattel Paper” and, together with the Excess Notes, the “Excess Notes/Chattel Paper”), having a face value in excess of $10,000,000 in the aggregate, such Grantor shall forthwith (A) endorse, assign and deliver to the Administrative Agent each such Material Note and, (B) to the extent the Excess Notes/Chattel Paper have a face value in excess of $10,000,000 in the aggregate, (1) endorse, assign and deliver to the Administrative Agent such Excess Notes having the highest face value (collectively with the Material Notes, the “Pledged Debt”) pursuant to this Section or (2) take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent control of such Excess Electronic Chattel Paper having the highest face value pursuant to Section 4.6, such that the aggregate face value of the remaining Excess Notes that are not endorsed, assigned and delivered to the Administrative Agent pursuant to this Section and the remaining Excess Electronic Chattel Paper that are not in control of the Administrative Agent pursuant to Section 4.6, shall not exceed $10,000,000 in the aggregate, and, in each case of a required endorsement, assignment and delivery, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify; provided that, such Grantor shall not be required to deliver such Excess Notes/Chattel Paper to the extent the Administrative Agent or its counsel determines that such Excess Notes/Chattel Paper would not provide material credit support for the benefit of the Secured Parties or the cost of creating or perfecting security interests in such assets would be excessive in view of the benefits to be obtained by the Secured Parties therefrom.

4.2    Deposit Accounts. For each deposit account that any Grantor, now or at any time hereafter, opens or maintains, such Grantor shall, at the Administrative Agent's reasonable request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (a) cause the depositary bank to agree to comply without further consent of such Grantor, at any time with instructions from the Administrative Agent to such depositary bank directing the disposition of funds from time to time credited to such deposit account, or (b) arrange for the Administrative Agent to become the customer of the depositary bank with respect to the deposit account, with such Grantor being permitted, only with the consent of the Administrative Agent, to exercise rights to withdraw funds from such deposit account. The Administrative Agent agrees with each Grantor that the Administrative Agent shall not give any such instructions pursuant to clause (a) above or withhold any withdrawal rights from any Grantor pursuant to clause (b) above, unless an Event of Default has occurred and is continuing or would occur if effect were given to any withdrawal not otherwise permitted by the Loan Documents. The provisions of this paragraph shall not apply to any deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Grantor's employees.

4.3    Investment Property. Subject to Section 2.2, if any Grantor shall, now or at any time hereafter, hold or acquire any certificated securities of any Subsidiary, such Grantor shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify. If any securities now or hereafter acquired by any Grantor are (a) (i) uncertificated or (ii) certificated and issued by a Person other than a Subsidiary, (b) issued to such Grantor or its nominee directly by the issuer thereof, and (c) (i) individually have a principal amount or value in excess of $5,000,000 in the aggregate (each a “Material Security”) or (ii) collectively, with such securities of all Grantors, have a principal amount in excess of $10,000,000 in the aggregate, such Grantor shall immediately notify the Administrative Agent thereof and, at the Administrative Agent's request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (A) cause the issuer to agree to comply, without further consent of such Grantor or such nominee, at any time with instructions from the Administrative Agent as to each Material Security and, to the extent such securities of all Grantors have a principal amount or value in excess of $10,000,000 in the aggregate, such securities having the highest principal amounts (collectively, the “Excess Securities” and, together with the Material Securities, the “Pledged Securities”) such that the aggregate principal amount or value of the remaining securities shall not exceed $10,000,000 or (B) arrange for the Administrative Agent to become the registered owner of the Pledged Securities; provided that, such Grantor shall not be required to deliver such Excess Securities to the extent the Administrative Agent or its counsel determines that such Excess Securities would not provide material credit support for the benefit of the Secured Parties or the cost of creating or perfecting security interests in such assets would be excessive in view of the benefits to be obtained by the Secured Parties therefrom. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by any Grantor are held by such Grantor or its nominee through a securities intermediary or commodity intermediary and constitute Pledged Securities, such Grantor shall immediately notify the Administrative Agent thereof and, at the Administrative Agent's request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (1) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply, in each case without further consent of such Grantor or such nominee, at any time with entitlement orders or other instructions from the Administrative Agent to such securities intermediary as to such Pledged Securities, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Administrative Agent to such commodity intermediary, or (2) in the case of Pledged Securities held through a securities intermediary, arrange for the Administrative Agent to become the entitlement holder with respect to such Pledged Securities, with such Grantor being permitted, only with the consent of the Administrative Agent, to exercise rights to withdraw or otherwise deal with such investment property. The Administrative Agent agrees with each Grantor that the Administrative Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary pursuant to clauses (A) or (1) above, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Grantor pursuant to clauses (B) or (2) above, unless an Event of Default has occurred and is continuing or would occur after giving effect to any such investment and withdrawal rights not otherwise permitted by the Loan Documents. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Administrative Agent is the securities intermediary.

4.4    Collateral in the Possession of a Bailee. If any Collateral of any Grantor constituting at least 5% of the total book value of the assets of the Company and its Subsidiaries is, now or at any time hereafter, in the possession of a bailee at a particular location, such Grantor shall promptly notify the Administrative Agent thereof and shall promptly obtain an acknowledgement from the bailee with respect to such location, in form and substance reasonably satisfactory to the Administrative Agent, that the bailee holds such Collateral for the benefit of the Administrative Agent and such bailee's agreement to comply, without further consent of such Grantor, at any time with instructions of the Administrative Agent, as to such Collateral. The Administrative Agent agrees with each Grantor that the Administrative Agent shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to the bailee.

4.5    Landlord Waivers. If any Collateral of any Grantor constituting at least 5% of the total book value of the assets of the Company and its Subsidiaries is, now or at any time hereafter, located at a leased property, such Grantor shall promptly notify the Administrative Agent thereof and, at the request of the Administrative Agent, shall promptly use commercially reasonable efforts to obtain a landlord waiver in form and substance reasonably satisfactory to the Administrative Agent with respect to such location.

4.6    Electronic Chattel Paper, Electronic Documents and Transferable Records. If any Grantor, now or at any time hereafter, holds or acquires an interest in any electronic chattel paper, any electronic document or any “transferable record,” (a) individually having a face value in excess of $5,000,000 (each a “Material Electronic Paper”) or (b) collectively, including the sum of all Excess Notes/Chattel Paper, having a face value in excess of $10,000,000 in the aggregate, such Grantor shall (i) promptly notify the Administrative Agent thereof and, at the request and option of the Administrative Agent, shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent control of such Material Electronic Paper, under Section 9-105 of the UCC, Section 7-106 of the UCC, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, as applicable, and, (ii) to the extent the Excess Notes/Chattel Paper have a face value in excess of $10,000,000 in the aggregate, (A) endorse, assign and deliver to the Administrative Agent such Excess Notes having the highest face value pursuant to Section 4.1 or (B) take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent control of such Excess Electronic Chattel Paper having the highest face value pursuant to this Section, such that the aggregate face value of the remaining Excess Notes that are not endorsed, assigned and delivered to the Administrative Agent pursuant to Section 4.1 and the remaining Excess Electronic Chattel Paper that are not in control of the Administrative Agent pursuant to this Section, shall not exceed $10,000,000 in the aggregate; provided that, such Grantor shall not be required to deliver such Excess Notes/Chattel Paper to the extent the Administrative Agent or its counsel determines that such Excess Notes/Chattel Paper would not provide material credit support for the benefit of the Secured Parties or the cost of creating or perfecting security interests in such assets would be excessive in view of the benefits to be obtained by the Secured Parties therefrom. The Administrative Agent agrees with each Grantor that the Administrative Agent will arrange, pursuant to procedures satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent's loss of control, for such Grantor to make alterations to the electronic chattel paper, electronic document or transferable record permitted under UCC Section 9-105, UCC Section 7-106, or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such electronic chattel paper, electronic document or transferable record. The provisions of this Section 4.6 relating to electronic documents and “control” under UCC Section 7-106 apply in the event that the 2003 revisions to Article 7, with amendments to Article 9, of the UCC, in substantially the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Laws, are now or hereafter adopted and become effective in the State of New York or in any other relevant jurisdiction.

4.7    Letter-of-Credit Rights. If any Grantor is, now or at any time hereafter, a beneficiary under a letter of credit now or hereafter (a) individually having a maximum amount that may be drawn in excess of $5,000,000 in the aggregate (each, a “Material Letter of Credit”) or (b) collectively, with the letters of credit of all Grantors, having a maximum amount that may be drawn in excess of $10,000,000 in the aggregate, such Grantor shall promptly notify the Administrative Agent thereof and, at the request and option of the Administrative Agent, such Grantor shall, pursuant to an agreement in form and substance satisfactory to the Administrative Agent, either (A) arrange for the issuer and any confirmer or other nominated person of each such Material Letter of Credit and, to the extent all such letters of credit of the Grantors have a maximum amount that may be drawn in excess of $10,000,000 in the aggregate, such letters of credit having the highest amounts that may be drawn (collectively, the “Excess Letters of Credit” and, together with the Material Letters of Credit, the “Pledged Letters of Credit”), such that the aggregate maximum amount that may be drawn on such letters of credit which are not Pledged Letters of Credit does not exceed $10,000,000, to consent to an assignment to the Administrative Agent of the proceeds of the Pledged Letters of Credit or (B) arrange for the Administrative Agent to become the transferee beneficiary of such Pledged Letters of Credit, it being understood that, in each case, the proceeds of such Pledged Letters of Credit shall be delivered to the applicable Grantor unless an Event of Default has occurred and is continuing, in which event the proceeds of such Pledged Letters of Credit shall be applied to the Secured Obligations as provided in Section 2.18(b) of the Credit Agreement; provided that, such Grantor shall not be required to deliver such Excess Letters of Credit to the extent the Administrative Agent or its counsel determines that such Excess Letters of Credit would not provide material credit support for the benefit of the Secured Parties or the cost of creating or perfecting security interests in such assets would be excessive in view of the benefits to be obtained by the Secured Parties therefrom.

4.8    Commercial Tort Claims. If any Grantor shall, now or at any time hereafter, hold or acquire a commercial tort claim, such Grantor shall promptly notify the Administrative Agent in a writing signed by such Grantor of the particulars thereof and grant to the Administrative Agent, for the benefit of the Secured Parties, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Administrative Agent. Such notice shall be deemed to be an amendment to such Grantor's Perfection Certificate (as defined below) with respect to such commercial tort claim.

4.9    Federal Assignment of Claims Act. In addition to the account debtors listed on Schedule 8 hereto, to the extent any other account debtors or other persons obligated on any account constituting Collateral with an aggregate value in excess of $15,000,000 during any fiscal year is a governmental authority covered by the Federal Assignment of Claims Act, as amended, or like federal, state or local statute or rule in respect of the applicable Collateral, the applicable Grantor shall notify the Administrative Agent and provide the Administrative Agent all necessary approvals and documentation to evidence compliance and satisfaction with the requirements of such statute, which evidence shall be in form and substance reasonably satisfactory to the Administrative Agent.

4.10    Equipment For Sale. Each Grantor agrees that it will include on each Compliance Certificate delivered pursuant to Section 5.01 of the Credit Agreement (i) a reasonably detailed description of any Excluded Inventory sold during the applicable fiscal year or fiscal quarter, as the case may be, (ii) the aggregate amount of proceeds arising from such sale or sales, (iii) the amount of such proceeds to be retained by such Grantor, and (iv) a certification as to such Grantor's actual receipt of such proceeds.

4.11    Other Actions as to Any and All Collateral. Each Grantor further agrees upon the request of the Administrative Agent and at the Administrative Agent's option, to take any and all other actions as the Administrative Agent may reasonably determine to be necessary or useful for the attachment, perfection and first priority of, and the ability of the Administrative Agent to enforce, the Administrative Agent's security interest in any and all of the Collateral including (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC of any relevant jurisdiction, to the extent, if any, that such Grantor's signature thereon is required therefor, (b) causing the Administrative Agent's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Administrative Agent to enforce, the Administrative Agent's security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Administrative Agent to enforce, the Administrative Agent's security interest in such Collateral, (d) obtaining governmental and other third party waivers, consents and approvals, in form and substance reasonably satisfactory to the Administrative Agent including any consent of any licensor, lessor or other person obligated on Collateral and any party or parties whose consent is required for the security interest of the Administrative Agent to attach under Section 2, (e) using commercially reasonable efforts to obtain waivers from landlords in form and substance reasonably satisfactory to the Administrative Agent in addition to those required pursuant to Section 4.5, and (f) taking all actions under any earlier versions of the UCC or under any other law, as reasonably determined by the Administrative Agent to be applicable in any relevant UCC or other jurisdiction, including any foreign jurisdiction.

5.    Relation to Other Collateral Documents. The provisions of this Agreement shall be read and construed with the other Collateral Documents referred to below in the manner so indicated.

5.1    Securities Pledge Agreement. Concurrently herewith certain of the Guarantors and Grantors are executing and delivering to the Administrative Agent, for the benefit of the Secured Parties, a Securities Pledge Agreement (the “Securities Pledge Agreement”) pursuant to which each Guarantor and Grantor party thereto is pledging to the Administrative Agent, for the benefit of the Secured Parties, all of its Equity Interests in its Domestic Subsidiaries and 66% of its Equity Interests in its First Tier Foreign Subsidiaries. Such pledges shall be governed by the terms of the Securities Pledge Agreement and not by the terms of this Agreement.

5.2    Patent and Trademark Agreements. Concurrently herewith certain of the Guarantors and Grantors are executing and delivering to the Administrative Agent, for the benefit of the Secured Parties, a Patent Collateral Assignment and Security Agreement (the “Patent Security Agreement”) and a Trademark Collateral Security and Pledge Agreement (the “Trademark Security Agreement”) pursuant to which the Grantors are assigning to the Administrative Agent, for the benefit of the Secured Parties, certain Collateral consisting of patents and patent rights and trademarks, service marks and trademark and service mark rights, together with the goodwill appurtenant thereto. The provisions of the Patent Security Agreement and the Trademark Security Agreement are supplemental to the provisions of this Agreement, and nothing contained in the Patent Security Agreement or the Trademark Security Agreement shall derogate from any of the rights or remedies of the Administrative Agent or any of the Secured Parties hereunder. Neither the delivery of, nor anything contained in, the Patent Security Agreement or the Trademark Security Agreement shall be deemed to prevent or postpone the time of attachment of any security interest in such Collateral created hereby.

5.3    Copyright Memorandum. Concurrently herewith certain of the Guarantors and Grantors are executing and delivering to the Administrative Agent, for the benefit of the Secured Parties, for recording in the United States Copyright Office (the “Copyright Office”), a Memorandum of Grant of Security Interest in Copyrights (the “Copyright Security Agreement”). Each Grantor represents and warrants to the Secured Parties that Schedule A to such Copyright Security Agreement identifies all now existing material copyrights, identified, where applicable, by title, author and/or Copyright Office registration number and date.

6.    Representations and Warranties Concerning Grantors' Legal Status. Each Grantor has previously delivered to the Administrative Agent a certificate signed by such Grantor and entitled “Perfection Certificate” (each, a “Perfection Certificate”). Each Grantor represents and warrants to the Secured Parties as follows: (a) such Grantor's exact legal name is that indicated on its Perfection Certificate and on the signature page hereof, (b) such Grantor is an organization of the type, and is organized in the jurisdiction, set forth in its Perfection Certificate, (c) the Perfection Certificate of the applicable Grantor accurately sets forth such Grantor's organizational identification number or accurately states that such Grantor has none, (d) the Perfection Certificate of the applicable Grantor accurately sets forth such Grantor's place of business or, if more than one, its chief executive office as well as such Grantor's mailing address if different and (e) all other information set forth on the Perfection Certificate of the applicable Grantor pertaining to such Grantor is accurate and complete in all material respects.

7.    Covenants Concerning Grantors' Legal Status. Each Grantor covenants with the Secured Parties and the Administrative Agent as follows: (a) without providing at least thirty (30) days prior written notice to the Administrative Agent, such Grantor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if such Grantor does not have an organizational identification number and later obtains one, such Grantor will promptly (but in any event not later than five (5) Business Days thereafter) notify the Administrative

Agent of such organizational identification number, and (c) such Grantor will not change its type of organization, jurisdiction of organization or other legal structure, except as permitted by Section 6.04 of the Credit Agreement.

8.    Representations and Warranties Concerning Collateral, Etc. Each Grantor further represents and warrants to the Secured Parties and the Administrative Agent as follows: (a) such Grantor is the owner of, or has other rights in, or power to transfer, the Collateral, free from any right or claim of any person or any adverse Lien, except for the security interest created by this Agreement and other Liens permitted by the Credit Agreement, (b) none of the Collateral constitutes, or is the proceeds of, “farm products” as defined in Section 9-102(a)(34) of the UCC, (c) other than the account debtors existing on the date hereof and listed on Schedule 8 attached hereto, and any other account debtors with respect to which notice has been provided to the Administrative Agent in compliance with Section 4.9, none of the account debtors or other persons obligated on any of the Collateral with an aggregate value in excess of $15,000,000 during any fiscal year is a governmental authority covered by the Federal Assignment of Claims Act, as amended, or like federal, state or local statute or rule in respect of such Collateral, (d) to the best of its knowledge, such Grantor holds no commercial tort claim except as indicated on its Perfection Certificate, (e) such Grantor has at all times operated its business in compliance in all material respects with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, and (f) all other information set forth on the Perfection Certificate of the applicable Grantor pertaining to the Collateral is accurate and complete in all material respects.

9.    Covenants Concerning Collateral, Etc. Each Grantor further covenants with the Secured Parties as follows: (a) the Collateral, to the extent not delivered to the Administrative Agent pursuant to Section 4 or disposed of as permitted by Section 6.06 of the Credit Agreement, will be kept at those locations listed on such Grantor's Perfection Certificate and such Grantor will not remove the Collateral from such locations without providing at least thirty (30) days prior written notice to the Administrative Agent except to (i) another location listed on such Grantor's or any other Grantor's Perfection Certificate or (ii) another location of a Grantor that is located within the United States but not listed on any Grantor's Perfection Certificate, as amended from time to time (any such location, an “Unlisted Location”); provided, that the aggregate value of the Collateral located at such Unlisted Location shall not exceed $5,000,000, (b) except for (i) the security interest herein granted and (ii) the Liens permitted by the Credit Agreement, such Grantor shall be the owner of or have other rights in the Collateral free from any right or claim of any other person or any lien, and such Grantor shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Administrative Agent or any of the other Secured Parties, (c) such Grantor shall not pledge, mortgage or create, or suffer to exist any right of any person in, or claim by any person to, the Collateral, or any Lien in the Collateral in favor of any person, or become bound (as provided in Section 9-203(d) of the UCC or any other relevant jurisdiction or otherwise) by a security agreement in favor of any person as secured party, other than the Administrative Agent except for the Liens permitted by the Credit Agreement, (d) subject to Section 5.04 of the Credit Agreement, such Grantor will keep the Collateral material to the conduct of its business in good order and repair and will use the same in compliance in all material respects with all Requirements of Law and any policy of insurance thereon, (e) subject to Section 5.06 of the Credit Agreement, such Grantor will permit the Administrative Agent, or its designee, to inspect the Collateral at any reasonable time, wherever located, (f) except as provided in Section 5.09 of the Credit Agreement, such Grantor will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement, (g) such Grantor will continue to operate, its business in compliance in all material respects with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, (he) such Grantor will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except for dispositions expressly permitted by Sections 6.04 or 6.06 of the Credit Agreement, (i) except in order to secure the Secured Obligations or as otherwise expressly permitted by the Credit Agreement, such Grantor will not incur or permit to exist any Lien on any Excluded Inventory and (j) with each annual Compliance Certificate delivered pursuant to Section 5.01 of the Credit Agreement, the Company shall, on behalf of itself and each other Grantor, provide information updating each Grantor's Perfection Certificate, including, without limitation, any new locations at which any Collateral is located.

10.    Insurance.

10.1.    Maintenance of Insurance. Each Grantor will maintain with financially sound and reputable insurers insurance with respect to its properties and business as required by the Credit Agreement. Such insurance shall be in such amounts that such Grantor will not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Administrative Agent. In addition, the All Risk replacement cost property insurance shall be payable to the Administrative Agent as lenders' loss payee as their interests may appear (ATIMA) under a “standard” or “New York” loss payee clause for the benefit of the Secured Parties. Further, the Administrative Agent for the benefit of the Secured Parties will be named as additional insured under such Grantor's commercial general liability insurance policies, excess umbrella liability insurance policies, and automobile liability insurance policies.

10.2.    Insurance Proceeds. The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with an interest having priority in the property covered thereby, be retained by the applicable Loan Party; provided, that if an Event of Default has occurred and is continuing, such proceeds shall, upon request by the Administrative Agent, be deposited with the Administrative Agent for distribution as provided for in the Loan Documents.

10.3.    Continuation of Insurance. All policies of insurance shall provide for at least thirty (30) days prior written cancellation notice to the Administrative Agent. In the event of failure by any Grantor to provide and maintain insurance as herein provided, the Administrative Agent may, at its option, provide such insurance and charge the amount thereof to such Grantor. Each Grantor shall furnish the Administrative Agent with certificates of insurance with corresponding endorsements and policies evidencing compliance with the foregoing insurance provisions.

11.    Collateral Protection Expenses; Preservation of Collateral.

11.1.    Expenses Incurred by Administrative Agent. In the Administrative Agent's discretion, the Administrative Agent may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, maintain any of the Collateral, make repairs thereto and pay any necessary filing fees or insurance premiums, in each case if any Grantor fails to do so. Each Grantor agrees to reimburse the Administrative Agent on demand for all reasonable expenditures so made. The Administrative Agent shall have no obligation to any Grantor to make any such expenditures, nor shall the making thereof be construed as a waiver or cure of any Default or Event of Default.

11.2.    Administrative Agent's Obligations and Duties. Anything herein to the contrary notwithstanding, each Grantor shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by such Grantor thereunder. Neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any such contract or agreement by reason of, or arising out of, this Agreement or the receipt by the Administrative Agent or any other Secured Party of any payment relating to any of the Collateral, nor shall the Administrative Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under, or pursuant to, any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Administrative Agent or any other Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Administrative Agent or to which the Administrative Agent, or any other Secured Party, may be entitled at any time or times. The Administrative Agent's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with such Collateral in the same manner as the Administrative Agent deals with similar property for its own account.

12.    Securities and Deposits. The Administrative Agent may at any time following and during the continuance of an Event of Default, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Secured Obligations in accordance with Section 2.18(b) of the Credit Agreement. Whether or not any Secured Obligations are due, the Administrative Agent may following and during the continuance of an Event of Default demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Secured Obligations, any deposits or other sums at any time credited by, or due from, the Administrative Agent or any other Secured Party to any Grantor may at any time during the continuance of an Event of Default be applied to, or set off against, any of the Secured Obligations in accordance with Section 2.18(b) of the Credit Agreement.

13.    Notification to Account Debtors and Other Persons Obligated on Collateral. If an Event of Default shall have occurred and be continuing, each Grantor shall, at the request and option of the Administrative Agent, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Administrative Agent in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Administrative Agent or to any financial institution designated by the Administrative Agent as the Administrative Agent's agent therefor, and the Administrative Agent may itself, if an Event of Default shall have occurred and be continuing, without notice to, or demand upon, any Grantor, so notify account debtors and other persons obligated on Collateral. After the making of such a request or the giving of any such notification, such Grantor shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by such Grantor as trustee for the Administrative Agent, for the benefit of the Secured Parties and the Administrative Agent, without commingling the same with other funds of such Grantor and shall turn the same over to the Administrative Agent in the identical form received, together with any necessary endorsements or assignments. The Administrative Agent shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Administrative Agent to the Secured Obligations in accordance with Section 2.18(b) of the Credit Agreement, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

14.    Power of Attorney.

14.1    Appointment and Powers of Administrative Agent. Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of such Grantor or in the Administrative Agent's own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of any Grantor, without notice to, or assent by, such Grantor, to do the following:
(a)upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the UCC or any other relevant jurisdiction and as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary or useful to protect, preserve or realize upon the Collateral and the Administrative Agent's security interest therein, in order to effect the intent of this Agreement, all no less fully and effectively as such Grantor might do, including (i) the filing and prosecuting of registration and transfer applications with the appropriate federal, state or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to such Grantor, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Administrative Agent so elects, with a view to causing the liquidation of assets of the issuer of any such securities and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

(b)to the extent that such Grantor's authorization given in Section 3 is not sufficient, to file such financing statements with respect hereto, with or without such Grantor's signature, or a photocopy of this Agreement in substitution for a financing statement, as the Administrative Agent may reasonably deem appropriate and to execute in such Grantor's name such financing statements and amendments thereto and continuation statements which may require such Grantor's signature.

14.2.    Ratification by Grantors. To the extent permitted by law, each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

14.3.    No Duty on Administrative Agent. The powers conferred on the Administrative Agent hereunder are solely to protect the interests of the Administrative Agent and the other Secured Parties in the Collateral and shall not impose any duty upon the Administrative Agent to exercise any such powers. The Administrative Agent shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act, except for the Administrative Agent's or its officers', directors', employees' or agents' gross negligence or willful misconduct.

15.    Rights and Remedies. If an Event of Default shall have occurred and be continuing, the Administrative Agent, without any other notice to, or demand upon, any Grantor, shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC or any other relevant jurisdiction and any additional rights and remedies as may be provided to a secured party in any jurisdiction in which Collateral is located, including the right to take possession of the Collateral, and for that purpose the Administrative Agent may, so far as the Grantors can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Administrative Agent may in its discretion require the Grantors to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of such Grantors' principal office(s) or at such other locations as the Administrative Agent may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Administrative Agent shall give to such Grantor at least ten (10) Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. Each Grantor hereby acknowledges that ten (10) Business Days prior written notice of such sale or sales shall be reasonable notice. In addition, each Grantor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Administrative Agent's rights and remedies hereunder, including its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

16.    Standards for Exercising Rights and Remedies. To the extent that applicable Law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Administrative Agent (a) to fail to incur expenses reasonably deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other Law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all, or any portion of, the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (1) to the extent deemed reasonably appropriate by the Administrative Agent, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 16 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would fulfill the Administrative Agent's duties under the UCC or any other relevant jurisdiction in the Administrative Agent's exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 16. Without limitation upon the foregoing, nothing contained in this Section 16 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Agreement, the Credit Agreement or by applicable law in the absence of this Section 16.

17.    No Waiver by Administrative Agent, etc. The Administrative Agent shall not be deemed to have waived any of its rights and remedies in respect of the Secured Obligations or the Collateral unless such waiver shall be in writing and signed by the Administrative Agent with the consent of the requisite Lenders, as provided for in the relevant provisions of the Credit Agreement. No delay or omission on the part of the Administrative Agent in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion. All rights and remedies of the Administrative Agent with respect to the Secured Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Administrative Agent deems expedient.

18.    Suretyship Waivers by Grantors. Each Grantor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Secured Obligations and the Collateral, each Grantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of, or failure to perfect, any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable therefor, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Administrative Agent may deem advisable. The Administrative Agent shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 11.2. Each Grantor further waives any and all other suretyship defenses.

19.    Marshaling. Neither the Administrative Agent nor any other Secured Party shall be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Administrative Agent or any other Secured Party hereunder and of the Administrative Agent or any other Secured Party in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in, or impede the enforcement of, the Administrative Agent's rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

20.    Proceeds of Dispositions; Expenses. Each Grantor jointly and severally agrees to pay to the Administrative Agent on demand any and all expenses, including reasonable attorneys' fees and disbursements, reasonably incurred or paid by the Administrative Agent in protecting, preserving or enforcing the Administrative Agent's rights and remedies under, or in respect of, any of the Secured Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of Collateral shall, to the extent actually received in cash, be applied to the payment of the Secured Obligations in such order or preference as is provided Section 2.18(b) of the Credit Agreement, proper allowance and provision being made for any Secured Obligations not then due. Upon the final payment in cash and satisfaction in full of all of the Secured Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the UCC, any excess shall be returned to the applicable Grantor.

In the absence of final payment and satisfaction in full of all of the Secured Obligations, each Grantor shall remain jointly and severally liable for any deficiency.

21.    Overdue Amounts. Until paid, all amounts due and payable by any Grantor hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the Default Rate.

22.    Governing Law; Consent to Jurisdiction; Service of Process. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISIONS THEREOF (OTHER THAN SECTIONS 5-1401 AND 51402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY OF THE OTHER SECURED PARTIES MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT IN ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK.

23.    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, OR RELATING TO, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

24.    Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon each Grantor and its successors and assigns, and shall inure to the benefit of the Administrative Agent, the other Secured Parties and their respective successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. Each Grantor acknowledges receipt of a copy of this Agreement.

25.    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

26.    Additional Grantors. Any Domestic Subsidiary (each an “Additional Grantor”) may hereafter become a party to this Agreement by executing a joinder agreement substantially in the form of Exhibit A attached hereto and otherwise in form and substance reasonably satisfactory to the Administrative Agent, and there shall be no need to re-execute, amend or restate this Agreement in connection therewith. Upon such execution and delivery by any Additional Grantor, notice of which is hereby waived by the Grantors, such Additional Grantor shall be deemed to have made the representations and warranties set forth herein, and shall be bound by all of the terms, covenants and conditions hereof to the same extent as if such Additional Grantor had executed this Agreement as of the Effective Date, and the Administrative Agent, for the benefit of the Secured Parties, shall be entitled to all of the benefits of such Additional Grantor's obligations hereunder.

27.    Notice, etc. All notices, requests and other communications hereunder shall be made in the manner and to the addresses set forth in Section 9.01 of the Credit Agreement or at such other address in the United States as may be specified by a written notice delivered to the other parties hereto.

28.    Termination. Upon the termination of all the Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization of all Unliquidated Obligations in a manner reasonably satisfactory to the Administrative Agent, this Agreement and the security interest granted hereby shall terminate. Upon any such termination, the Administrative Agent shall, at the applicable Grantor's sole expense, return to the applicable Grantor any Collateral then in the Administrative Agent's possession, and execute and deliver to the applicable Grantor such documents and take such other actions as such Grantor shall reasonably request to evidence such termination.
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IN WITNESS WHEREOF, intending to be legally bound, the undersigned have caused this Agreement to be duly executed as of the date first above written.
Grantors:

KAMAN CORPORATION

By: /s/ William C. Denninger
Name:     William C. Denninger
Title:     Executive Vice President and
Chief Financial Officer

KAMAN AEROSPACE GROUP, INC.
KAMAN GLOBAL AEROSYSTEMS, INC.
KAMAN COMPOSITES - VERMONT, INC.
(formerly known as VERMONT COMPOSITES, INC.)
KAMATICS CORPORATION
KAMAN PRECISION PRODUCTS, INC.
KAMAN AEROSPACE CORPORATION
KAMAN COMPOSITES - WICHITA, INC. (formerly known as KAMAN AEROSTRUCTURES GROUP - WICHITA, INC.)
KAMAN INDUSTRIAL TECHNOLOGIES
CORPORATION
KAMAN X CORPORATION
K-MAX CORPORATION
CATCHING FLUIDPOWER, INC.
KIT ZELLER, INC.
MINARIK CORPORATION

By: /s/ William C. Denninger
Name:     William C. Denninger
Title:     Vice President and
Treasurer

Signature Page to Security Agreement

CERTIFICATE OF ACKNOWLEDGMENT

STATE OF CONNECTICUT	)
	)	ss. Bloomfield
COUNTY OF HARTFORD	)

On this 15th day of November, 2012, before me, the undersigned notary public, personally appeared William C. Denninger, known to me to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose as Executive Vice President and Chief Financial Officer for Kaman Corporation, a Connecticut corporation and as Vice President and Treasurer for each of Kaman Aerospace Group, Inc., Kaman Global Aerosystems, Inc., Kaman Composites - Vermont, Inc., Kamatics Corporation, Kaman Precision Products, Inc., Kaman Aerospace Corporation, Kaman Composites - Wichita, Inc., Kaman Industrial Technologies Corporation, Kaman X Corporation, K-Max Corporation, Catching FluidPower, Inc., KIT Zeller, Inc. and Minarik Corporation.

/s/ Cyndra S. Lewis
(official signature and seal of notary)
Commissioner of the Superior Court
My commission expires: 3/31/2013

Acknowledgment to Security Agreement

Accepted:
JPMORGAN CHASE BANK, N.A., as
Administrative Agent
By: /s/ Peter M. Killea
Name: Peter M. Killea
Title: Senior Vice President

Signature Page to Security Agreement

Exhibit A
FORM OF JOINDER AGREEMENT
This Joinder Agreement (this “Agreement”) is made as of [__________] by [__________], a [__________][__________] (the “New Subsidiary”), pursuant to the Credit Agreement dated as of November 20, 2012 (as amended, modified, supplemented, increased or extended from time to time, the “Credit Agreement”), by and among Kaman Corporation, a Connecticut corporation (the “Company”), certain subsidiaries party thereto as borrowers, each lender from time to time a party thereto, JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent. All capitalized terms used in this Agreement and not otherwise defined herein shall have the same meanings herein as in the Security Agreement (as defined below).
§1.    Joinder to Security Agreement. The New Subsidiary hereby joins that certain Security    Agreement dated as of November 20, 2012 (the “Security Agreement”), by and among the Company, certain subsidiaries of the Company party thereto and the Administrative Agent, as a “Grantor” thereunder as if it were an original signatory thereto, and further covenants and agrees that by its execution hereof it shall be bound by and shall comply with all the terms and conditions of the Security Agreement applicable to it as a Grantor, which Security Agreement is attached hereto as Exhibit A. Subject to and in accordance with the terms of the Security Agreement, the New Subsidiary hereby grants to the Administrative Agent, for the benefit of the Secured Parties, to secure the payment and performance in full of all of the Secured Obligations, a security interest in and pledges and assigns to the Administrative Agent, for the benefit of the Secured Parties, the following properties, assets and rights of the New Subsidiary, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”): all personal and fixture property of every kind and nature including all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents (including, if applicable, electronic documents), accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, money, cash or cash equivalents, supporting obligations, any other contract rights or rights to the payment of money, insurance claims, all general intangibles (including all payment intangibles, software and intellectual property), and any books, records or information relating to the foregoing and any proceeds of the foregoing.

§2.    Effectiveness. This Agreement shall become effective upon:

(a)the receipt by the Administrative Agent of facsimile, or otherwise electronically transmitted, copies of original counterparts (to be followed promptly by original counterparts) or original counterparts of this Agreement, duly authorized, executed and delivered by the New Subsidiary and the other parties hereto; and

(b)the receipt by the Administrative Agent of such other documentation that the Administrative Agent may reasonably request in furtherance of the intent of Section 5.13 of the Credit Agreement.

§3.    Representations and Warranties. The New Subsidiary hereby acknowledges, represents and warrants, the following:

(a)    Each of the representations and warranties set forth in Article III of the Credit Agreement, in the Security Agreement and in the other Loan Documents is true and correct with respect to it as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and except to the extent that such representations and warranties relate expressly to an earlier date);

(b)    The New Subsidiary has previously delivered to the Administrative Agent a certificate signed by the New Subsidiary and entitled “Perfection Certificate” (the “Perfection Certificate”);

(c)That (i) the New Subsidiary's exact legal name is that indicated on its Perfection Certificate and on the signature page hereof, (ii) the New Subsidiary is an organization of the type, and is organized in the jurisdiction, set forth in its Perfection Certificate, (iii) the Perfection Certificate accurately sets forth the New Subsidiary's organizational identification number or accurately states that it has none, (iv) the Perfection Certificate accurately sets forth the New Subsidiary's place of business or, if more than one, its chief executive office as well as its mailing address if different and (v) all other information set forth on the Perfection Certificate pertaining to the New Subsidiary is accurate and complete in all material respects;

(d)The execution, delivery and performance by the New Subsidiary of this Agreement have been duly authorized by all necessary corporate or other action on the part of the New Subsidiary. Such execution, delivery, and performance by the New Subsidiary do not and will not (i) contravene any provision of such the New Subsidiary's Organization Documents, (ii) conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in the creation of any Lien upon any of the property of the New Subsidiary, under any agreement, trust, deed, indenture, mortgage or other instrument to which the New Subsidiary is a party or by which the New Subsidiary or any of its respective properties is bound or affected, (iii) require any waiver, consent or approval by any creditors, shareholders, or public authority, or (iv) violate any Law; and

(e)This Agreement has been duly executed and delivered by the New Subsidiary. This Agreement constitutes the legal, valid and binding obligations of the New Subsidiary, enforceable in accordance with its respective terms, except as enforcement may be limited by principles of equity, bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights generally.

§4.    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISIONS THEREOF (OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

§5.    Miscellaneous. The undersigned agrees that this Agreement shall be deemed to be, and is hereby made, a part of the applicable Loan Documents as if set forth therein in full. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement shall constitute one of the “Loan Documents” referred to in the Credit Agreement.

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IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed and delivered as of the date first above written.
[NEW SUBSIDIARY]

By:
Name:
Title:

Accepted:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

EXHIBIT A
[attach Security Agreement]